EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


                                        Jurisdiction of
Name of Subsidiary                      Incorporation
------------------                      ----------------
Waste Industries South, Inc.            South Carolina
Waste Industries East, Inc.             North Carolina
Waste Industries West, Inc.             North Carolina
Kabco, Inc.                             North Carolina
Waste Industries of Georgia, Inc.       North Carolina
ECO Acquisition Corp.                   North Carolina
ACS Acquisition Corp.                   North Carolina
RAD Acquisition Corp.                   North Carolina